UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 23, 2014

Air Products and Chemicals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-4534	23-1274455
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 Hamilton Boulevard, Allentown, Pennsylvania	18195-1501
(Address of Principal Executive Offices)	(Zip Code)

(610) 481-4911

Registrant’s telephone number, including area code

not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On January 23, 2014, the Company held its Annual Meeting of Shareholders. The total number of shares represented at the meeting by valid proxies and ballots was 190,122,426 shares, which is 89.9% of the shares of stock entitled to vote at the meeting and which constituted a quorum. The final voting results for the matters submitted to a vote of shareholders at the Annual Meeting follow.

1.	Election of Directors. Each of the nominees for director were elected to serve until the Company’s 2017 Annual Meeting, or until his earlier death, resignation, or retirement. The vote results were as follows, with each nominee having received at least 96.2% of the votes cast for his or her election:

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Chad C. Deaton	169,002,847	6,277,474	376,903	14,465,202
Edward L. Monser	173,382,688	1,909,304	365,232	14,465,202
Matthew H. Paull	173,099,491	2,188,098	369,635	14,465,202
Lawrence S. Smith	169,556,332	5,757,601	343,291	14,465,202

2.	Ratification of Appointment of Independent Auditors. The appointment of KPMG LLP as independent registered public accountants for the fiscal year ending September 30, 2014 was ratified by the shareholders by the votes set forth in the table below.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
188,979,934 (99.39% of the votes cast)	843,103	299,389	0

3.	Advisory Vote on Executive Officer Compensation. The shareholders approved on an advisory basis the compensation of the Executive Officers by the votes set forth in the table below.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
150,559,304 (85.71% of the votes cast)	24,334,420	763,500	14,465,202

4.	Amendment of the Certificate of Incorporation to phase out and eliminate the classified board. The shareholders approved the amendment of the Certificate of Incorporation by the votes set forth in the table below.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
174,369,930 (82.45% of outstanding shares entitled to vote)	871,486	415,808	14,465,202

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Products and Chemicals, Inc.
(Registrant)

Dated: January 27, 2014	By:	/s/ Mary T. Afflerbach
Mary T. Afflerbach
Corporate Secretary and Chief Governance Officer

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